Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED HOULIHAN LOKEY, INC.

2016 INCENTIVE AWARD PLAN

This Amendment (“Amendment”) to the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Houlihan Lokey, Inc., a Delaware corporation (the “Company”), as of October 19, 2017. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 10.4 of the Plan, the Administrator (as defined in the Plan) may amend the Plan at any time.

C.	The Board desires to amend the Plan as set forth herein.

AMENDMENT

Effective as of the date set forth above, the Plan is hereby amended as follows.

1. Section 4.3. The phrase “9,786,208” in Section 4.3 is hereby deleted and replaced with “8,000,000”.

2. Section 11.29. Section 11.29 of the Plan is hereby amended and restated in its entirety as follows:

“Overall Share Limit” means the sum of (i) 8,000,000 Shares, (ii) any Shares of Class B Common Stock which, as of October 19, 2017, are underlying awards outstanding under the 2006 Plan that, on or after such date, terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof and (iii) an annual increase on the first day of each fiscal year beginning on April 1, 2018 and ending on (and including) April 1, 2025 equal to the lesser of (a) 6,540,659 Shares, (b) 6% of the Shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, assuming the conversion of any shares of preferred stock, and including shares issuable upon the exercise or payment of stock options, warrants and other equity securities with respect to which shares have not actually been issued and (c) such smaller number of Shares as may be determined by the Board, which may be issued as Shares of Class A Common Stock or Shares of Class B Common Stock, as determined by the Administrator in its sole discretion and to the extent such class of Common Stock exists from time to time.”

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Houlihan Lokey, Inc. on October 19, 2017.

Houlihan Lokey, Inc.

By:	/s/ Christopher M. Crain
Christopher M. Crain
General Counsel and Secretary

Date: October 20, 2017